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                                                                   EXHIBIT 23.3

                      CONSENT OF PORTER KEADLE MOORE LLP

  We have issued our report dated March 13, 1998, accompanying the consolidated financial statements of Community Financial Corporation and subsidiary, contained in the Form S-4 Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts".

                                          /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
July 24, 1998